Exhibit 10.43

STATE OF SOUTH CAROLINA	)
	)	AGREEMENT OF LEASE
COUNTY OF HORRY	)

THIS AGREEMENT entered into this_30 Day of August , 2021 , by and between RFMD-SC, LLC hereinafter called the "LANDLORD" and Gold Leaf Distribution LLC , hereinafter called the "TENANT".

WITNESSETH:

The Landlord, for and in consideration of the covenants and agreements hereinafter set forth to be kept and performed by the Tenant, demises and leases unto the Tenant and the Tenant does hereby hire and rent from the Landlord the premises hereinafter described, for the period, at the rental, and upon the terms and conditions hereinafter specifically set forth.

1.        Description of Premises. Landlord leases to Tenant the following described property:

10,000 Square Feet located at 201 East Cox Ferry - Unit C

2.        Term. The term of this Lease begins on 10/1/2021 and terminates, unless extended as provided for herein, on 11/01/2026.

3.        Rent. During the initial term of the Lease the Tenant shall pay to the Landlord in lawful money of the United States rent as follows:

7.50 Per square foot with 1.5% annual increases and $1.25 PSF TI-CAM

See Exhibit A

Rent Commencement shall begin on November 1, 2021 Tenant shall pay ½ months rent for November, $3750. Tenant shall begin Full Rent payments on 12/1/2021.

Prior to the expiration of any lease term, the Tenant is required to provide a Ninety (90) day written notification to the Landlord to extend the lease in terms to be decided by the parties, the lease will automatically renew in accordance to the option periods as stated above. The rent shall be payable at the office of the Landlord or at such other places as the Landlord may designate in writing. At the signing of the Lease Agreement, Tenant shall remit a security deposit in the amount of $_6,250.00_ .Thereafter all rental payments are due in advance on or before the first day of each and every month. In the event payment of rent is not received before the fifth (5th) day of the month, a late penalty fee of $100.00 shall apply.

All payments shall be make to the Via check certified funds or Direct Deposit. If the payments are to be made by credit card a 3% fee will be applied to the amount. Payments may be remitted to the Landlord's address.

4.     Use of Premises. The Tenant may use and occupy the leased property for Gold Leaf Distribution business Needs, and for no other purpose unless approved in writing by the Landlord.

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5.       Assignment or Sublease. The Tenant shall not assign or sublet the Lease or the whole or any part of the leased property without the written consent of the Landlord, provided, however, that such assigning or subletting shall not affect the obligation of the Tenant to perform all the covenants required to be performed by the Tenant under the terms of this Lease.

6.      Repairs and Maintenance. The Tenant shall not cause or permit any waste, damage, or injury to the leased property. The Tenant, at its sole expense, shall keep the leased property as now or hereafter constituted with all improvements made thereto clean and in good condition. Tenant will maintain general upkeep of the interior and, maintenance of, the plumbing and electrical systems, doors and windows, and mechanical systems. The Tenant shall be responsible for the repairs of doors and windows, electrical, plumbing and the mechanical systems. The Landlord shall be responsible for structural and roof repairs, but not to include repairs required by Tenant negligence.

7.     Delivery and Surrender of Premises. Tenant shall occupy the property upon the remittal of deposits, the delivery of the executed lease signed by the Landlord and the Tenant, and the delivery of the insurance certificate Tenant acknowledges that the premises are in good order and repair.

8.      Entry on Premises by Landlord. Landlord or Landlord's agent reserves the right to enter on the premises at reasonable times to inspect them.

9.      Utilities. Tenant shall arrange and pay all utilities furnished to the premises during the term of this Lease including, but not limited to, electricity, and their portion of the water & sewer as estimated from the overage based off of an average from the last 12 months.

10.     Taxes and Assessments. Landlord shall be responsible for all ad valorem taxes, assessments, liens or charges on the land and building.

11.      Insurance. Landlord shall be responsible for maintaining fire and extended coverage insurance upon contents of the premises during the term of this Lease or any extension of the term thereof. Tenant shall procure and maintain in force at its expense during the term of this Lease and any extension thereof public liability insurance in the amount of at least One Million and No/100's ($1,000,000.00) Dollars single limit coverage as well as contents coverage. Such coverage shall be adequate to protect against liability for damage claims through public use or arising out of accidents occurring around or in the leased premises. Tenant shall name the Landlord as a co- insured under said policy and furnish evidence of said policy prior to occupying the premises.

12.     Covenant of Quiet Enjoyment. The Tenant, upon payment of the rent herein reserved and upon the performance of all the terms of this Lease, shall at all times during the leased term and during any extension or renewal term peaceably and quietly enjoy the leased property without any disturbance from the Landlord or from any other person claiming through the Landlord.

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13.    Compliance with Applicable Laws. The Tenant at its sole expense shall comply with all laws, orders, and regulations of federal, state, and municipal authorities, and with any direction of any public officer, pursuant to the law, which impose any duty upon the Tenant or the Landlord with respect to the leased property. The Tenant, at its sole expense, shall obtain all licenses or permits which may be required by the conduct of its business within the terms of this Lease, or for the making of repairs, alterations, improvements, or additions. The Tenant shall comply with the requirements of all policies of public liability, fire, and all other types of insurance at any time in force with respect to the buildings and other improvements on the leased property.

14.      Leasehold Improvements. The Tenant shall not have the right to make any alterations and improvements to the leased property without the prior written consent of Landlord.

Any alteration, addition, or improvement made by the Tenant with the consent of Landlord and any fixtures installed as part thereof shall at the Landlord's option become the property of the Landlord upon the expiration or sooner termination of this Lease; provided, however, that all moveable trade fixtures shall remain the property of the Tenant and it shall be granted reasonable time at the expiration of the Lease or any extension or renewal thereof to remove said personal property and moveable trade fixtures. Tenant shall install exterior signage at Tenants expense. Signage design and location must be submitted and approved by the Landlord prior to installation.

15.     Surrender of Premises. The Tenant shall on the last day of the term, or upon the sooner termination of the term, peaceably and quietly surrender the leased property to the Landlord, in as good condition and repair as at the commencement of the term, and as any new buildings, structures, replacements, or additions, or improvements constructed, erected, added, or placed thereon by the Tenant or when completed, with the natural wear and tear thereof expected.

16.      Condemnation. If the whole of the leased property, or such portion thereof as will make the leased property unsuitable for the purposes herein lease, is condemned for any public use or purpose by any legally constituted authority, then in either of such events this Lease shall cease from the time when possession is taken by such public authority and rental shall be accounted for between the Landlord and the Tenant as of the date of the surrender of possession. Such termination shall be without prejudice to the rights of either of the Landlord or the Tenant to recover compensation from the condemning authority for any loss or damage caused by such condemnation. Neither the Landlord nor the Tenant shall have any rights in or to any award made to the other by the condemning authority.

17.     Destruction of Premises. In case of damage by fire or other casualty to the building in which the leased property is located, without the fault of the Tenant, this Lease shall cease, and the rent shall be apportioned to the time of the damage.

18.    Holding Over. At any expiration or cancellation of this Lease, should Tenant hold over for any reason, it is-hereby agreed that, in the absence of a written agreement to the contrary, such tenancy shall be from month to month only. During any "Holding Over Period" Tenant shall remit an additional rental fee equal to 125% of the monthly base rent not to exceed 120 Days. If this Lease reverts to a month to month agreement upon expiration of the Lease term, then a thirty (30) day written notice by either party would be required to terminate this agreement. Upon expiration of the thirty (30) day period, the Tenant agrees to vacate the premises. All other terms and conditions of the original Lease would remain in effect during this month to month agreement.

19.     Default. If Tenant shall fail or neglect to pay any amount of rent when the same is due and payable or if the Tenant shall fail or neglect to perform or observe any of the agreements or covenants herein contained, then the Landlord shall deliver to Tenant at the leased premises or at the office of the registered agent for the Tenant a written notice of such other default, and Tenant shall have a period of thirty (30) days after such notice in which to cure any other default. There is a five day right to cure for failure to pay the rent when due. In the event that the Tenant shall fail to cure the default complained after thirty (30) days written notice (except for the payment of rent for which five days notice is necessary), the Landlord may immediately terminate this Lease, retain the security deposit and take possession of the premises (excluding furnishings, trade fixtures and personal property owned by the Tenant) in accordance with the termination provisions of this Lease Agreement.

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In the event that the Landlord shall exercise the right to terminate this Lease under the aforesaid provisions, the Landlord will not thereby be deprived of any other rights it may have against the Tenant at law or equity, but shall at all times be entitled to recover from the Tenant any and all other damages sustained by the Landlord on account of the breach of the covenants or agreements herein contained which Tenant is obligated to perform.

If Landlord fails to object to a breach at the time it occurs, the Landlord does not waive Landlord's right to object to and demand a cure of said breach or of a similar breach at a later date.

The Tenant expressly agrees to pay to the Landlord all costs and expenses, including attorney's fees, incurred in procuring a late rental payment or in curing any other default under this Agreement.

20.     Liquidated Damages. In the event of default by the Tenant, other than a default causing damage to the premises, Tenant agrees that Landlord's damages shall be a liquidated sum equal to the remaining rent owed under this Lease Agreement, and Landlord has the right to re-lease the property to another prospective tenant.

21.     Delivery of Possession. Landlord shall deliver possession of said premises and the leased property to Tenant upon a fully executed Agreement of Lease, the remittal of the security deposit in the amount of _$_6,250 , and upon receipt of evidence of insurance as required by paragraph 11. of said lease.

22.    Interest and Late Charges. If Tenant fails to pay, when due and payable any rent or any additional rent or amounts or charges of any kind or character provided in this Lease for a period of ten (5) days after it is due, such unpaid amounts shall bear a late penalty fee of $250.00.

23.     Notices. Any notice under this Lease must be in writing and must be sent by registered or certified mail to the last address of the party to whom the notice is to be given, as designated by such party in writing. The Landlord hereby designates its address and telephone number as 3665 SWIFTWATER PARK DR Building #2 SUWANEE , GA 30024, The Tenant hereby designates its address and telephone number as 746 North Drive Suite A- Melbourne Florida 32934, 1-844-714-2224

24.     Declaration of Governing Law. This Lease shall be governed by, construed, and enforced in accordance with the laws of the State of South Carolina.

25.     Waiver. Failure of either party to insist upon strict performance of any covenant or condition of this Lease in any one or more instances shall not be construed as a waiver for the future of any such covenant or condition, but the same shall be and remain in full force and effect.

26.      Binding Effect. The covenants, terms, conditions, provisions, and undertakings in this Lease or in any renewals thereof shall extend to and be binding upon the heirs, executors, administrators, successors, and assigns of the respective parties hereto, as if they were in every case named and expressed, and shall be construed as covenants running with the land; and wherever reference is made to eitherof the parties hereto, it shall be held to include and apply also to the heirs, executors, administrators, successors, and assigns of such party, as if in each and every case so expressed.

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27.      Entire Agreement; Modification; Severability. This Lease contains the entire agreement between the parties and shall not be modified in any manner except by an instrument in writing executed by the parties. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

28.    General Indemnification. In addition to any agreements elsewhere in this Lease concerning indemnifications provided by the Tenant to the Landlord, it is agreed that the Tenant shall indemnify and hold harmless the Landlord against all liabilities, expenses, and losses incurred by the Landlord including reasonable attorney's fees and costs as a result of a failure by the Tenant to perform any covenant required to be performed by the Tenant under this Lease.

Landlord shall not be liable for any damage or injury to Tenant, or any other person, or to any property, occurring on the demised premises or any part thereof, and Tenant agrees to hold Landlord harmless from any claims for damages, no matter how caused.

29.     Subordination. This Lease is and shall be subordinated to all existing and future liens and encumbrances against the property.

30.     Guaranty. This Agreement of lease and all terms and conditions shall be guaranteed by Robert Clark .

31.     Landlord Improvements. Landlord agrees to Repair the ceiling and install a window heating and air conditioning unit at no cost the the tenant.

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IN WITNESS WHEREOF, the Landlord and Tenant subscribed their names and affixed their seals the day and year first above written.

WITNESSES:	LANDLORD:

Witness as to Landlord

TENANT:

9/1/2021
Witness as to Tenant

Witness as to Tenant

THIS IS A LEGALLY BINDING AGREEMENT. LANDLORD AND TENANT ARE ENCOURAGED TO SEEK LEGAL COUNSEL.

Guaranty Follows page 7 of 8.

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Guaranty

THE PERFORMANCE OF THE TERMS AND CONDITIONS OF THIS AGREEMENT OF LEASE BETWEEN RFMD-SC LLC AS LANDLORD AND  Gold Leaf Distribution LLC AS TENANT, DATED 9/1/2021, IS GUARANTEED BY: Robert Clark

Witness	TENANT

Witness	LANDLORD

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Exhibit – A

201 East Cox Ferry Unit C Lease Breakdown 8/26/2021

Year	Building C Lease Terms square Footage	Monthly Base Rent W/ 1.5% increase	yearly Base Rent Totals	TI Cam 1.25 PSF	yearly totals
1	10,000	$7.500	$75,000.00	$12,500.00	$87,500.00
2	10,000	$7.613	$76,125.00	$12,500.00	$88,625.00
3	10,000	$7.727	$77,266.88	$12,500.00	$89,766.88
4	10,000	$7.843	$78,425.88	$12,500.00	$90,925.88
5	10,000	$7.960	$79,602.27	$12,500.00	$92,102.27
	TOTALS		$386,420.02	$62,500.00	$448,920.02	Total Lease Value

	Monthly Rent
Year 1		$7,291.67
Year 2		$7,385.42
Year 3		$7,480.57
Year 4		$7,577.16
Year 5		$7,675.19

* Note: All rates are derived based on 1.5% yearly increases for base rent. And $ 1.25 PSF for TI CAM

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